Exhibit 21

                         SUBSIDIARIES OF SHONEY'S, INC.


NAME OF SUBSIDIARY                      JURISDICTION OF ORGANIZATION

Captain D's, Inc.                                Delaware(1)
Captain D's Holdings, Inc.                       Tennessee(2)
D's Equipment Co., Inc.                          Tennessee(2)
Pargo's of Frederick, Inc.                        Tennessee
Properties Member Co., Inc.                       Delaware
Shoney's of Canada, Inc.                           Canada
Shoney's Equipment Corporation                    Tennessee
TPI Entertainment, Inc.                           Delaware
TPI Insurance Corporation                          Hawaii
SHN Properties, LLC                              Delaware(3)
Captain D's Realty, LLC                          Delaware(3)
Captain D's of Illinois, LLC                     Tennessee(4)
Shoney's Properties Group 1, LLC                 Delaware(5)
Shoney's Properties Group 2, LLC                 Delaware(5)
Shoney's Properties Group 3, LLC                 Delaware(5)
Shoney's Properties Group 4, LLC                 Delaware(5)
Shoney's Properties Group 5, LLC                 Delaware(5)
Shoney's Properties Group 6, LLC                 Delaware(5)

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(1)     Owned 95% by Shoney's, Inc. and 5% by Wilmington Trust Company, as
        trustee, pursuant to a Voting Trust Agreement
(2)     Wholly-owned subsidiary of Captain D's, Inc.
(3) All Class A Membership Interests owned by Captain D's, Inc.; all Class B Membership interests owned by Wilmington Trust Company
(4)     Wholly-owned subsidiary of Captain D's Holdings, Inc.
(5)     Owned 99% by Shoney's, Inc. and 1% by Properties Member Co., Inc.